UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 25, 2024 (September 23, 2024)
Date of Report (date of earliest event reported)

Rimini Street, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 S. Pavilion Center Drive, Suite 330
Las Vegas, NV 89135
(Address of principal executive offices) (Zip Code)

(702) 839-9671
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RMNI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 8.01	OTHER EVENTS
On September 23, 2024, the United States District Court for the District of Nevada (the “District Court”) entered an order regarding the motion for attorneys’ fees and costs filed on November 6, 2023 by Oracle America, Inc. and Oracle International Corp. (together, “Oracle”) in Case Number 2:14-cv-01699-MMD-DJA (“Rimini II”) filed by Rimini Street, Inc. (the “Company”) against Oracle in 2014.

In its motion, Oracle requested attorneys’ fees and costs totaling approximately $70.6 million relating to the Rimini II litigation. The Company argued in its responsive filings that it did not believe any attorneys’ fees and costs were owed, or, at the most, approximately $14.5 million. The District Court awarded Oracle approximately $58.5 million in attorneys’ fees and costs, and the Company expects to pay Oracle the award on or before the due date of October 23, 2024.

The Company respectfully disagrees with the District Court’s award of attorneys’ fees and costs to Oracle, and on September 24, 2024, the Company filed a notice of its appeal of the award. The Company reserves all rights, including appellate rights, with respect to the Rimini II litigation.

All information in this Item 8.01 is presented as of the date of this Report and not any future date, and the Company does not undertake any obligation to, and disclaims any duty to, update any of the information provided.

Please see the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as filed with the United States Securities and Exchange Commission (the “SEC”) on July 31, 2024, for additional information and disclosures relating to the Company’s litigation with Oracle.

Cautionary Note Regarding Forward-Looking Statements

This Report includes forward-looking statements. All statements other than statements of historical facts contained in this Report, including statements regarding our business strategy and plans, are forward-looking statements. The words “expect,” “intend” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include, but are not limited to, information concerning the Company’s appeal of the award of attorneys’ fees and costs to Oracle and the timing of the Company’s payment to Oracle, in each case as described above.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements in this Report are made as of the date of the filing, and except as required by law, we disclaim and do not undertake any obligation to update or revise publicly any forward-looking statements in this Report. You should read this Report and the documents that we reference in this Report and have filed with the SEC as exhibits with the understanding that our actual future results, levels of activity and performance, as well as other events and circumstances, may be materially different from what we expect.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No.	Exhibit Title

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: September 25, 2024	By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: President and Chief Executive Officer

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